[Gerstle, Rosen & Simonet LLC letterhead]

Securities and Exchange Commission 450 5/th/ Street, N.W.
Washington, D.C. 20549

September 29, 2000

Subject:  Symphony Telecom International, Inc. File No.: 0-85601

Dear Sir/Madam:

We have read Item 4, Changes in Registrants' Certifying Accountant, of the Form 8-K of Symphony Telecom International, Inc. dated September 28, 2000 and agree with the statements contained in the Report to the extent of our knowledge of the matters therein described.

Yours very truly,


Gerstle, Rosen & Simonet LLC
Certified Public Accountants